UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

FORTEGRA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 001-35009

Delaware	58-1461399
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10151 Deerwood Park Boulevard, Building 100, Suite 330 Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

(866)-961-9529
Registrant's telephone number, including area code

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On June 7, 2011, Fortegra Financial Corporation (the "Company") held its Annual Meeting of Shareholders (the "Meeting"). Represented at the Meeting were 19,063,376 shares, or 92.95%, of the Company’s 20,510,254 shares of common stock outstanding and entitled to vote at the Meeting. The final voting results for the matters submitted to a vote of shareholders at the Meeting are as follows:

Proposal 1. Election of Directors.
All of the nominees for director were elected to serve until the 2012 annual meeting and until their successors have been elected and have been qualified. The results of the election were as follows:

Nominee	For	Withheld
Richard S. Kahlbaugh	18,884,659	6,953
Alfred R. Berkeley, III	18,865,038	26,574
John Carroll	18,880,459	11,153
Francis M. Colalucci	18,855,659	35,953
Frank P. Filipps	18,884,159	7,453
J.J. Kardwell	18,880,459	11,153
Ted W. Rollins	18,882,284	9,328

Proposal 2. Ratification of Selection of Independent Registered Public Accounting Firm.
The Board of Directors’ selection of Johnson Lambert & Co., LLP as independent auditor for the Company for the 2011 fiscal year was ratified by the shareholders. The vote on the ratification was as follows:

For	Against
19,063,330	46

Proposal 3. Advisory Vote on Executive Compensation.
The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission. The results of the advisory vote were as follows:

For	Against	Abstain	Broker Non-Votes
18,853,152	37,340	1,120	171,764

Proposal 4. Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation.
The shareholders recommended, on an advisory basis, that the Company hold future advisory votes on executive compensation every three years. The results of the advisory vote were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
5,371,182	388,260	13,132,170	—	171,764

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortegra Financial Corporation

Date: June 13, 2011
By: /s/ Walter P. Mascherin

Name: Walter P. Mascherin
Title: Senior Executive Vice President and Chief Financial Officer